Exhibit 99.1
Press Release -- FOR IMMEDIATE RELEASE
February 6, 2023
Harvey Schwartz Named CEO of Carlyle and Member of the Board
Washington, D.C. and New York, NY – Global investment firm Carlyle (NASDAQ: CG) today announced that its Board of Directors has unanimously agreed to appoint Harvey M. Schwartz as Chief Executive Officer and a member of the Board, effective February 15, 2023. At that time, Bill Conway will step down as Interim CEO, maintaining his role as Co-Chairman of the Board.
Mr. Schwartz is the former President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. (NYSE: GS), and prior to that, served as the firm’s Chief Financial Officer, where he oversaw its most critical financial and risk management processes as well as its capital allocation strategy. He also held leadership roles across a broad range of the firm’s operations, including its Securities and Investment Banking divisions, where he was instrumental in driving the growth of a number of the firm’s client franchises.
With a career spanning more than 35 years in the industry, Mr. Schwartz brings to Carlyle extensive experience leading and expanding a wide range of large, profitable businesses, as well as a deep understanding of global capital markets and the needs of clients. Importantly, he has a proven track record as a seasoned operator and a demonstrated ability to develop high-performing talent and teams in order to capitalize fully on growth opportunities, in all macroeconomic and regulatory environments.
At Carlyle, Mr. Schwartz will be responsible for setting and executing a strategy that advances and accelerates the diversification plan the firm has successfully pursued, as well as identifying new investment opportunities to further grow and scale the firm, drive sustained performance for fund investors, and create significant shareholder value.
Carlyle Co-Chairmen Bill Conway and David Rubenstein, said, “Harvey is a widely respected business builder with significant leadership experience in a high-performing, highly competitive global financial institution. Given his experience, track record, and skillset, the Board was unanimous in its determination that he is the right leader to drive Carlyle forward, building upon the firm’s strong operational foundation, world-class brand, and collaborative, performance-oriented culture.”
Mr. Conway, who has also been serving as Interim Chief Executive Officer, added, “I am grateful to the senior leadership team who have supported the continued execution of our plan during this transition period. I look forward to stepping back to my role on the Board as Harvey steps in to lead and run the firm with the leadership team and position Carlyle to capture the significant opportunities ahead.”
Incoming Carlyle Chief Executive Officer Harvey Schwartz, said, “I am thrilled to be joining Carlyle, a premier investment firm with a world-class brand and differentiated global platform supported by one of the most talented teams in the industry. I believe there is tremendous opportunity ahead to continue to transform and grow the firm, and enhance its ability to deliver on its mission of driving long-term value for its investors, shareholders and all stakeholders. I’m excited to get started and look forward to working closely with the firm’s senior leaders, along with the entire global team, as we build on Carlyle’s strong foundation to navigate and capture the opportunities in the current market environment and in the future.”
Carlyle Lead Independent Director Lawton Fitt, said, “I am delighted that the Search Committee of the Board’s robust and competitive process has culminated in the selection of a leader of Harvey’s caliber and depth of experience. I would like to thank Bill, on behalf of the entire Board, for stepping in as Interim CEO during this transition and for working with the leadership team to position Carlyle for further success under Harvey. As we look to the future, the Board is confident Harvey will leverage the firm’s strengths and momentum to enhance Carlyle’s position and create significant value for shareholders and all stakeholders. We look forward to working with him.”
As previously announced, the firm will host a conference call to review fourth quarter and full year 2022 results on February 7, 2023 at 8:30 AM EST.
Harvey Schwartz Biography
Harvey M. Schwartz, 58, is the former President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc.
Mr. Schwartz joined Goldman Sachs in 1997 and subsequently held numerous senior leadership positions including Chief Financial Officer, Global Co-Head of the Securities Division, Head of Securities Division Sales, Head of North American Sales and Co-Head of the Americas Financing Group. He additionally served as a member of the firm’s Management Committee and co-headed its Risk Committee, Steering Committee on Regulatory Reform, Capital Committee and Finance Committee. Mr. Schwartz established the firm’s Investment Policy Committee on which he also served as a member.
Prior to Goldman Sachs, Mr. Schwartz spent a decade working at several financial firms, including at Citicorp, from 1990 through 1997.
As both an investor and advisor, he is currently involved in a range of investment and philanthropic endeavors. These efforts include a focus on mental health and developing future business leaders, including women and young people seeking a career in finance.
He serves as the group chairperson and non-executive director of The Bank of London, a clearing and payments bank with operations in London and New York City. In addition, Mr. Schwartz serves on the board of SoFi Technologies, Inc., a San Francisco-based fintech company, and One Mind, a nonprofit that accelerates collaborative research and advocacy to enable all individuals facing brain health challenges to build healthy, productive lives.
Mr. Schwartz earned his BA from Rutgers University, where he is member of the university’s Board of Governors and its Hall of Distinguished Alumni. He received his MBA from Columbia University.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $369 billion of assets under management as of September 30, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,100 people in 29 offices across five continents.

Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.
Media
Leigh Farris
+1 (212) 813-4815
leigh.farris@carlyle.com
Public Market Investor Relations
Dan Harris
+1 (212) 813-4527
dan.harris@carlyle.com
Forward-looking Statements
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